BUSINESS CONSULTING AGREEMENT


         AGREEMENT made and entered into as of this 24th day of December 2002, (the "Agreement") by and between American Sports Development Group, Inc, a Delaware corporation (the "Company") with principle offices at 155 Verdin Rd., Greenville, SC 29607, and Basic Investors Inc. with its principle office at 510 Broadhollow Road, Suite 306 Melville, New York 11747 (Consultant).

         American Sports Development Group, Inc. (ASDG) currently owns and operates four operating subsidiaries - Paintball, Inc. (Paintball), American Inflatables, Inc. (Inflatables), ILM< Inc. and Warrior Sports Gear. In May 2002, ASDG completed a reverse acquisition with American Inflatables a publicly traded
(OTC) Company. ASDG was restructured as a holding company for these operating entities and for other acquisitions as may occur in the future.

Paintball is a leading distributor and retailer of paintball gaming supplies, offering a full range of products for participants in the fast growing sport of paintball. Inflatables is a manufacturer and marketer of inflatables blimps and other customer inflated products used for promotional and advertising purposes. Warrior Sports Gear makes paintball apparel and soft goods such as packs, t-shirts and safety equipment. ILM, Inc. is a provider of insurance for participants in sporting related activities.

         Whereas, the consultant is in the business of providing management and financial consulting services to public companies and the Company believes such experience is in its best interest to utilize.

         Now, Therefore, the Company and Consultant hereby agree as follows:

         1. ENGAGEMENT. The Company agrees to engage Consultant and Consultant agrees to provide management and financial consulting service to the Company in accordance with the provisions of this agreement.

         2. TERM. The term of this Agreement shall commence on December 24, 2002 and shall continue until December 24, 2003 unless terminated by mutual consent of both parties. Either party hereto may terminate this agreement without cause on any of March 24, 2003, June 24, 2003 or September 24, 2003 by delivering to the other party of written notice of at least 30 days prior to the desired terminate date.

         3. SERVICE. Consultant shall render advice and assistance to the Company on business related matters and in connection therewith shall:

                  (a) Attend meetings of the Company's Board of Directors or Executive Committee(s) when so requested by the Company;

                  (b) Attend meetings and at the request of the Company review, analyze and report on proposed business opportunities;

                  (c) Assist Company with presentations at investment conferences;

                  (d) Assist the company with due diligence and introduce Company to new brokers, brokerage houses and retail investors.

                  (e) Assist Company in identifying and evaluating prospective investors and condidates.

Anything to the contrary herein notwithstanding, it is agreed that the Consultant's services will not include any services that constitute the rendering of legal opinions or performance of work that is in the ordinary purview of a certified public accountant.

         4. COMPENSATION. In exchange for Consultant's services hereunder, the Company hereby agrees to pay to Consultant the following:

         (a) In consideration of such financial advisory services, the Company agrees to (I) issue to Consultant, or its designee(s), a total of 1,000,000 newly issued u/c rule 144 restricted shares (the "shares"); 250,000 shares will vest immediately and additionally 250,000 shares will vest every three months until all shares are vested or this agreement is terminated to be held by Consultant or its designee(s) as a long-term investment. If this agreement is terminated for any reason prior to the date on which all such shares are vested, Consultant shall be entitled to retain all shares that would have vested by the end of the agreement quarter during which the termination date occurred, which shares shall be fully vested and shall promptly return to the Company all unvested shares. Company shall be responsible for providing legal opinion letter for any and all of consultants vested shares on or before December 24, 2003.

         The payments referenced in this paragraph shall be in addition to any other compensation and reimbursement of expenses described herein.

         Said shares shall bear the following legend:

         "THE SHARES RPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 ("THE ACT") AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO TAN EFFECTIVE REGISTRATION STATMENT UNDER THE ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

         (B)      Financing Transaction
         Additionally, if Consultant introduces the Company to another party or entity during the term of the Agreement and, as a result of such introduction, a financing transaction is consummated during the term or within the 12 month period following the term of the Agreement the Company shall pay Consultant upon the consummation of such financing transaction a fee equal to five percent (5%) of the gross proceeds raised in such transaction.

         (i) for purposes of this Agreement the term "financing transaction" means any transaction which results in the Company receiving financing, weather it be in the form of bridge financing, private placement financing, media financing, stock option financing, secondary stock sales, debt sales or any other type of financing.

         (c)      Acquisition Transaction

                  (I) For purposes of this Agreement, the term "acquisition Transaction" means any merger, consolidation, reorganization or other business combination pursuant to which the businesses of a third party are combined with that of the Company, (ii) the acquisition, directly or indirectly, by the Company of all or a substantial portion of the assets or common equity of a third party by way of negotiated purchase or otherwise or (iii) the acquisition, directly or indirectly, by a third party of all or a substantial portion of assets or common equity of the Company by way of negotiated purchase or otherwise.

                  (ii) In connection with a proposed Acquisition Transaction, Consultant's services may include the following: (i) assistance in the evaluation of a third party from a financial point of view, (ii) assistance and advice with respect to the form and structure of the acquisition and the financing thereof, (iii) conducting discussions and negotiations regarding an acquisition transaction and (iv) providing other related advice and assistance as the Company may reasonably request in connection with an acquisition transaction.

                  (iii) For purpose of the Agreement, "Consideration" means the aggregate value, whether in cash, securities, assumption of (or purchase subject to) debt or liabilities (including, without limitation, indebtedness for borrowed money, pension liabilities and guarantees) or other property, obligations or services, paid or payable directly or indirectly (in escrow or otherwise) or otherwise assumed by the acquirer in connection with an Acquisition Transaction. The value of such Consideration shall be determined as follows:

                  a. The value of securities, property and services shall be the fair market value as we shall mutually agree upon at the date of the closing of the Acquisition Transaction; and

                  b. The value of indebtedness, including indebtedness assumed, shall be the face amount.

         (iv) If the Consideration payable in an Acquisition Transaction includes contingent payments to be calculated by reference to uncertain future occurrences, such as future financial or business performance or as part of an escrow, then any fees of Consultant relating to such Consideration shall b payable at the time of the receipt of such Consideration.

         (v) In connection with our services, you agree that is, during the term of this Agreement or within one year thereafter, an Acquisition Transaction is consummated with a third party introduced by Consultant, or the Company enters into a definitive agreement with a third party introduced by consultant, which at any time thereafter results in an Acquisition Transaction, you will pay consultant a transaction fee equal to five percent (5%) of the Consideration paid by the acquirer in cash except to the extent a portion of the consideration paid by the acquirer includes equity securities, the company may elect to pay a pro-rata portion of the fee provided for in this paragraph in such equity securities, provided, however, if the Company (directly or through a third party) procures the other party to an Acquisition Transaction without a direct or indirect introduction by Consultant, the Company shall pay Consultant a fee equal to one percent (1%) of the Consideration paid by the acquirer, but only in the event that Consultant provides advisory services to the Company upon Company's written request, in connection with the Acquisition Transaction.

         5. REPRESENATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to Consultant, each such representation and warranty being deemed to be material, that:

         (a) The Company will cooperate fully and timely with Consultant to enable Consultant to perform its obligations under the Agreement;

         (b) The execution and performance of this Agreement by the Company has been duly authorized by the Board of Directors of the Company in accordance with applicable law.

         (c) The performance by the Company of this Agreement will not violate any applicable court decree, law or regulation nor will it violate any provision of the organizational documents of the company or any material contractual obligation by which the Company is bound.

         (d) The shares, when issued, will be duly and validly issued, fully paid and non-assessable with no personal liability, when fully vested, to the ownership thereof; and
         (e) The Company will act diligently and promptly in reviewing materials submitted to it by Consultant to enhance timely distribution of such materials and will inform Consultant of any inaccuracies contained therein prior to dissemination.

         (f) The Company is current in its reporting requirements pursuant to the Securities and Exchange Act of 1934, as amended.

         6. REPRESENTATIONS AND WARRANTIES OF CONSULTANT. By virtue of the execution hereof: and in order to induce the Company to enter into this Agreement. Consultant hereby represents and warrants to the Company as follows:

         (a) It has full power and authority to enter into this Agreement, to enter into a consulting relationship with the Company and to otherwise perform this Agreement in tbe time and manner contemplated;

         (b) It, through its officers, directors and employees has the requisite skill and experience to perform the services and to carry out and fulfill its duties and obligations hereunder;

         (c) Consultant is acquiring the shares pursuant to this Agreement for its own account for investment purposes and not with a view to or intention of distribution or resale, and consultant will not dispose of any of the shares in contravention of the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

         (d) Consultant is aware that it is acquiring the Shares from the Company in a transaction that has not been registered under the Securities Act or pursuant to the securities laws and regulations of any State, and that as a consequence, the Shares are "restricted securities" as defined in Rule 144 promulgated under the Securities Act ("Rule 144") and may be resold only to the to the extent permitted by Rule 144, or pursuant to a transaction that is registered under the Securities Act and applicable state securities laws and regulations, or pursuant to a transaction that is exempt from such registration.

         (e) Consultant is an accreted investor as that term is defined under Rule 144. Consultant is familiar with the provisions of Rule 144 and understands the definition of "accredited investor."

         (f) Consultant has had an opportunity to ask and receive answers concerning the Shares and the business and financial condition of the Company and has had full access to (A) such information concerning the Company as Consultant has requested and (B) such other Information that Consultant deems necessary or desirable to make an informed investment decisions regarding the purchase of the Shares.

         7. COMPANY'S RIGHTS TO APPROVE TRANSACTION. The Company expressly retains the right to approve, in its sole discretion, each and every transaction introduced by Consultant that involves the Company as a party to any agreement. This agreement imposes no obligation on the company to enter into any transaction at all with any third party. Consultant and the Company mutually agree that Consultant is not authorized to enter into any agreements on behalf of the Company.

         8. COSTS AND EXPENSES FOR SPECIAL SERVICES. All third party and out-of-pocket expenses that Consultant shall incur on behalf of the Company in performing services under this Agreement shall be reimbursed by the Company. Consultant agrees that it must obtain the Company's permission prior to incurring any expenses. All expenses must comply with the policies of the Company.

         9. NON-EXCLUSIVE SERVICES. The Company understands that Consultant and its agents are currently providing certain advisory and financial consulting services to other individuals and entities. Company agrees that Consultant and its agents are not prevented or barred from rendering services of the same nature or of a similar nature to any other individual or entity. Furthermore, Consultant understands and agrees that the Company shall not be prevented or barred from retaining other persons or entities to provide services of the same or similar nature as those provided by Consultants.

         10. LIABILITY OF CONSULTANT. In furnishing the Company with Financial advice and other services as herein provided, neither Consultant nor any employee or agent thereof shall be liable to the Company or its creditors for errors of judgment or for anything except breech of any Consultants representations warranties or covenants under this agreement malfeasance or negligence in the performance of their duties or reckless disregard of their obliga6ons and duties under the terms of this Agreement.

It is further understood and agreed that the Consultant may rely upon information furnished to it reasonably believed to be accurate and reliable and that, except as herein provided, Consultant shall not be accountable for any loss suffered by the Company by reason of the Company's action or non-action on the basis of any advice, recommendation or approva1 of Consultant, its employees or agents.

         The parties further acknowledge that Consultant undertakes no responsibility for the accuracy of any statements to be made by the Company's management contained in press releases or other communications, including, but not limited to, filings with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc.

         11. CONFIDENTIALITY. Until such time as the same may become publicly known, Consultant agrees that any information provided it by the Company of a confidential nature will not be revealed or disclosed to any person or entities, except in their performance of this Agreement, and upon completion of the term of this Agreement and upon the written request of the Company, any original documentation provided by the Company will be returned to it. Consultant will, where it deems necessary, require confidentiality agreements from its employees and/or agents where it reasonably believes they will come in contact with confidential material.

         12. NOTICES. All notices, requests, demands and other communication provided for by this Agreement shall, where practical, be in writing and shall be deemed to have been given when mailed at any general or branch United States Post Office enclosed in a certified post-paid envelope and addressed to the address of the respective party first above stated. Any notice of change of address shall only be effective however, when received.

         13. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the Company, its successors, and assigns, including, without limitation, any corporation which may acquire all or substantially all of the Company's assets and business or into which the Company may be consolidated or merged. This agreement shall be binding on Consultant, its successors and assigns and inure to the benefit of Consultant and its admitted successors and assigns.

Consultant agrees that it will not sel1, assign, transfer, convey, pledge or encumber this Agreement or its right, title or interest herein, or any compensation due hereunder without the prior written consent of the Company, this Agreement being intended to secure the personal services of the Consultant.

         14. APPLICABLE LAW. This Agreement shall be governed by the laws of the State of New York without giving effect to the principals of conflicts of law.

         15. OTHER AGREEMENTS. This Agreement supersedes all prior understandings and Agreements between the parties. It may not be amended orally, but only by a writing signed by the parties

         16. NON-WAIVER. No delay or failure by either party in exercising any right under this Agreement, and no partial or single exercise of that right shall constitute a waiver of that or any other right.

         17. HEADING. Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

         18. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                         AMERICAN SPORTS DEVELOPMENT GROUP INC.


                         By: /s/ William R. Fairbanks
                         William R. Fairbanks, President


                         BASIC INVESTORS INC.


                         By:  /s/ Thomas Laundrie
                         Thomas Laundrie, President

                              BASIC INVESTORS, INC.
                              510 Broadhollow Road
                                    Suite 306
                               Melville, NY 11747

Phone (631) 630-2770
Fax (631) 630-2771
Toll Free (888) 940-0909


                                                  December 19, 2002


Mr. William R. Fairbanks
President
American Sports Development Group, Inc.
155 Verdin Road
Greenville. SC 29607

Dear Mr. Fairbanks:

Please distribute the restricted shares as follows as per the Business Contract on a quarterly basis:

         ------------ ----------------------- ------------- ------------ ---------- ---------- ------------ ----------
                                                 Chris
                               Due               Joseph        Keith     Thomas       Gray       Richard      Basic
           Shares              Date             Johndrow      Michel     Laundria    Purcell      Belz      Investors
           ------              ----             --------      ------     --------    -------      ----      ---------
         250,000           Upon Signing       140,000       10,000       25,000     25,000     21,500       28,500
         250,000       90 Days From Signing   140,000       10,000       25,000     25,000     21,500       28,500
         250,000      180 Days From Signing   140,000       10,000       25,000     25,000     21,500       28,500
         250,000      270 Days From Signing   140,000       10,000       25,000     25,000     21,500       28,500
   ------------------ ----- ----------------- ------------- ------------ ---------- ---------- ------------ ----------

   Total: 1,000,000                           560,000       40,000       100,000    100,000    56,000       194,000
   ------------------ ----- ----------------- ------------- ------------ ---------- ---------- ------------ ----------

                  (Attached are the names or th8 Stockholders:)

                                  STOCKHOLDERS


Chris Joseph Johndrow
PO Box 15552
Newport Beach, CA 92659
SS#: ###-##-####

Keith Michel
140 W. Wilson Street
#R5
Costa Mesa, CA  92627
SS#:  ###-##-####

Thomas Laundrie
22 Raymond Court
Garden City, NY  11530
SS#:  ###-##-####

Richard Beiz
23 Neel Court
Sayville, NY  11762
SS#:  ###-##-####

Gary Purcell
3648 Lorrie Drive
Oceanside, NY  11572
SS#:  ###-##-####

Basic Investors, Inc.
510 Broadhollow Road
Suite 306
Melville, NY  11747
ID:  13-6096744